Exhibit 10.4

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. In addition, certain personally identifiable information contained in this document, marked by brackets as [***], has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

IFORIUM LIMITED

SERVICES, SOFTWARE AND SUPPORT AGREEMENT

(the “Agreement”)

DATED: 21st July 2021 (“Effective Date”) BETWEEN:

(1)

IFORIUM LIMITED, a company incorporated under the laws of the Isle of Man, with company registration number 116965C and having its registered address at Ballanorris Cottage, Douglas Road, Ballabeg, Isle of Man, IM9 4EF (“lforium”); and

(2)

GAMART LIMITED, a company registered in Malta with company registration number C95282, with registered office at 170, Pater House, Level 1 (Suite A271), Psaila Street, Birkirkara, BKR 9077, Malta (Client”).

(each a “party” and together “the parties”). WHEREAS:

(A)	lforium grants access to software enabling gaming operators to offer gaming products from multiple game developers and suppliers to end users on their websites (desktop and mobile); and
(B)	The Client wishes to use the lforium software to offer game products from multiple game developers and suppliers to it’s customers on its websites in the jurisdiction of [***].

IT IS HEREBY AGREED between the parties hereto as follows:

1.	DEFINITIONS

For the purpose of this Agreement the following terms shall have the following meanings:

“Acceptable Fault”	means a Fault which the parties have agreed in writing does not need to be corrected;

“Acceptance”	means that the Services and/or the Deliverables have successfully completed the Acceptance Tests in accordance with the provisions herein;

“Acceptance Period”	means the acceptance period for the Deliverables, as set out in the relevant Statement of Work;

“Acceptance Tests”	means the tests to be performed by the parties during the Acceptance Period to demonstrate compliance of the relevant Deliverables with the Specification;

“Agreement”	means this Services, Software and Support Agreement between the parties and all schedules, annexures, variations or amendments hereto;

“Brand”

means each separate and configured version of the Client websites, located at clause 3.3.1 of the Statement of Work (or any sub-domains relating thereto), for which the Client wishes lforium to provide the Deliverables, Services, Software and Support, or any part thereof, and other such brands as referred to in a Brand Schedule executed between the Parties;

“Brand Schedule”	means a schedule agreed between the Parties for the addition of a Brand, substantially in the same format as the pro-forma Brand Schedule contained at Schedule 3;

“Business Day”	means any day (other than a Saturday or a Sunday) when clearing banks are open for business in the City of London and the UK for the transaction of normal banking business;

“Charges”

means the Platform Fee and Game Provider Fee (to the extent applicable) and any other fees set out in the Statement of Work for use of the Software, Deliverables, Services, Support and lforium Provided Games;

“Client Material”	means any information, text, graphics, material, technology or content as is provided by or on behalf of the Client to lforium;

“Client Equipment”	means the Client’s software, hardware and/or equipment infrastructure (including any networking) which is required to enjoy the benefit of the Services, Deliverables and/or Support;

“Client Provided Game”

means a Game Product provided by lforium through the Software and Deliverables where Client’s rights in and/or to use the Game Product are procured by the Client directly from the Game Provider or other third party by a separate license agreement;

“Competent Authority”	means any governmental, judicial or regulatory authority having jurisdiction over lforium and/or the Client, and/or any activity of lforium and/or the Client;

“Confidential Information”

(i) all information (of whatever nature and however recorded or preserved, but especially and without limitation include, without limitation, information or secrets relating to: corporate and marketing strategy, business development and plans, sales reports and research results, business methods and processes, technical information and know-how relating to the other’s business and which is not in the public domain, including inventions, designs, programs, techniques, data base systems, formulae and ideas; business contacts, lists of customers (including Players and the Personal Information of the Players) and suppliers and details of contracts with them, Game Product; and any document which: (a) is marked as or has been otherwise indicated to be confidential; or (b) is valuable to a party because it is confidential; or (c) would be regarded as confidential by a reasonable business person; (ii) the terms of this Agreement and the negotiations relating to it; (iii) information relating to Intellectual Property, and Intellectual Property Rights, owned or used or exploited by a party and training courses and materials and know-how relating thereto; except to the extent that such information: (a) is already in the public domain at the time of disclosure or enters the public domain otherwise than by a breach of any obligation of confidentiality; or (b) was lawfully in the receiving party’s possession prior to disclosure by the other party; or (c) has been subsequently received by a party from a third party without obligations of confidentiality; or (d) is required to be disclosed by a Party under any applicable law or at the request of any competent regulatory or government authority provided that, unless prevented by law, the party receiving Confidential Information notifies the discloser in advance and discloses only that part of the Confidential Information that it is compelled to disclose;

“Deliverables”	means the software code, documentation and any other deliverables, as specified in the Statement of Work;

“Effective Date”	means the date that shall be deemed effective from the date of issuance of Hellenic Gaming Commission license and/or suitability permit to lforium;

“Fault”	means a failure of the Deliverables, to materially comply with the Specification;

“Game Product”

means a game offered by a Game Provider based on, incorporating or otherwise utilising the Software and/or Deliverables and made available by lforium to the Client pursuant to a Game Schedule as an lforium Provided Game or Client Provided Game;

“Game Provider”	means a third party supplier of Game Product(s);

“Game Provider Fee”	has the meaning given to it in clause 7.1(b) of the Statement of Work;

“Game Schedule”

means, in relation to each Game Provider, a schedule agreed between the Parties, substantially in the same format as the pro forma Game Schedule contained at Schedule 2 and which sets out the Game Product(s) which lforium will make available to the Client under this Agreement (whether an lforium Provided Game or Client Provided Game), as may be updated in accordance with the terms in the Statement of Work;

“lforium Provided Game”

means Game Product which is being provided to Client by lforium through the Software and Deliverables and which lforium has procured directly from the applicable Game Provider, as detailed in a Game Schedule;

“Intellectual Property Rights”

means all intellectual property rights, including patents, utility models, trade and service marks, trade names, domain names, right in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world;

“Launch Date”	shall have the meaning attributed at clause 3.4 of the Statement of Work;

“Licence Commencement Date”	shall have the meaning attributed at clause 3.3 of the Statement of Work;

“Licence Scope”	means the scope of the licence, as set out in the Statement of Work;

“Operator Documentation Pack”

means the instruction manuals and user guides for the Software, Service and Deliverables to be provided by lforium to the Client in either printed or machine readable format at or as soon as practicable after the Effective Date;

“Personal Information”	means information about and/or identifying individuals that is provided by the Client to lforium in the course of lforium ‘s provision of the Software, Deliverables, Services and Support;

“Platform Fee”	has the meaning given to it in clause 7.1(a) of the Statement of

Work;

“Players”	means the Client’s customers who play Game Product(s) via the Client’s Branded website(s), and “Player” shall mean any one of them;
“Project Managers”	means the project managers specified in the Statement of Work;

“Statement of Work”	means a statement of work, substantially in the form set out at Schedule 1;

“Service Levels”	means the service levels in respect of the availability of the Software, as set out in Schedule 5;

“Services”	means the services to be provided by lforium to the Client as set out in the Statement of Work;

“Software”

means the object code form of the software more specifically outlined in a Statement of Work that forms part of the Deliverables, together with any bug fixes, enhancements or other modifications of that software provided to the Client pursuant to this Agreement;

“Specification”	means a specification, if any, for Services, Software and/or Deliverables which is set forth in, or appended to, a Statement of Work;

“Support”	means the support and maintenance to be provided by lforium to the Client as is more particularly set out in the Statement of Work and the Support Terms;
“Support Terms”	means the terms for the provision of Support, as set out at Schedule 4;

“Term”	shall have the meaning attributed at clause 11.1;

“Test Observations”	means Client recorded observations whilst conducting the Acceptance Tests during the Acceptance Period;

“Updates”	means a modification to the Software;

“Use”

means use in accordance with the Licence Scope set out in the relevant Statement of Work, and only to the extent necessary for the Client to receive the benefit of the Services, Software and/or Deliverables as expressly contemplated hereunder.

2.	THE SERVICES, SOFTWARE AND SUPPORT
2.1	In consideration of payment of the Charges, and subject to the terms and conditions hereof, lforium shall provide or procure the provision of:
2.1.1	the Software, Services, Deliverables and, to the extent applicable, the lforium Provided Games, to the Client in accordance with the Statement of Work; and
2.1.2	the Support to the Client in accordance with the Support Terms.
2.2

lforium warrants that all consultants employed by lforium in the performance of the Services and Support shall possess such skill and experience as is necessary for the proper performance of the Services or Support, as appropriate.

3.	ACCEPTANCE
3.1	The parties may agree, prior to commencement of a Statement of Work, that the Software or Deliverables or any part thereof are subject to acceptance procedures and Acceptance Tests.
3.2

In the event that the parties agree that the Software, Services or Deliverables under a Statement of Work are subject to acceptance procedures and Acceptance Tests, the Client shall review the Acceptance Tests within the period set out in the Statement of Work or as otherwise agreed. In the event that the Client reasonably shows that the Acceptance Tests will not demonstrate the compliance with the Specification of those Deliverables or the Software, subject to Acceptance Tests, lforium will amend as soon as reasonably possible.

3.3	The Client shall complete the Acceptance Tests during the Acceptance Period.
3.4

During the Acceptance Period the Client shall record Test Observations where the results of the Acceptance Tests do not appear to match the expected results. The lforium Project Manager will promptly review and classify those Test Observations as Faults, new requirements or Acceptable Faults. When classifying the results of the Acceptance Tests, both parties shall act reasonably and use all reasonable efforts to solve their possible disagreement on each particular result of the Acceptance Tests effectively in a reasonable time limit.

3.5	Other than in respect of Acceptable Faults, lforium will correct all Faults notified to it as soon as reasonably possible after the notification of them.
3.6

If the time taken to correct the Faults causes a delay in the Acceptance Tests then the Acceptance Period shall be extended by the length of such delay. The Client shall use all reasonable endeavors to minimise such delays by re-planning Acceptance Tests where possible.

3.7	On completion of the Acceptance Period if there are no Faults outstanding the Deliverables shall be accepted by the Client.
3.8

Unless a Fault has been identified in accordance with the foregoing, and remains uncorrected, Acceptance shall be deemed to have occurred at the end of the Acceptance Period. Notwithstanding anything to the contrary the Acceptance Period may be extended by mutual agreement of the parties in writing.

3.9

In the absence of any Acceptance Tests in respect of any Services or Deliverables or any part thereof, Acceptance will be deemed on performance of the Services or delivery of the Deliverables by lforium .

3.10

The Client’s Acceptance of the Deliverables and/or the Software in accordance with this clause 3 shall be conclusive evidence that the Client has examined the Deliverables and/or the Software and found them to be in accordance with the Specification.

3.11	Acceptance of the Deliverables and/or the Services shall be deemed on any live use of them.

4.	GRANT OF RIGHTS/RESTRICTIONS
4.1

In consideration of payment of the Charges and subject to all the terms and conditions of this Agreement, lforium hereby grants the Client a non-exclusive, non-transferable, paid-up licence to Use the Software, Deliverables and, to the extent applicable, the lforium Provided Games, in accordance with the Licence Scope and for the duration of the Licence Term, as defined in clause 3.3 in the Statement of Work. This licence is in respect of Use of the Software, the Deliverables and the lforium Provided Games by the Client only, and no subsidiary or holding company of the Client may use the Software, Deliverables or lforium Provided Games without lforium ‘s express permission in writing.

4.2

Except as expressly permitted in this Agreement, the Client shall not, and shall not permit others to: (i) modify, translate, create derivative copies of or copy the Software, Deliverables or lforium Provided Games (other than one backup copy which reproduces all proprietary notices), in whole or in part; (ii) reverse engineer, decompile, disassemble or otherwise reduce the object code of the Software, Deliverables or lforium Provided Games to source code form; (iii) distribute, sublicence, assign, share, timeshare, sell, rent, lease, grant a security interest in, use for service bureau purposes, or otherwise transfer the Software, Deliverables or lforium Provided Games or the Client’s right to Use the Software, Deliverables or lforium Provided Games; (iv) remove or modify any copyright, trademark, or other proprietary notices of lforium and/or its licensors) affixed to the media containing the Software, Deliverables or lforium Provided Games or contained within the Software, Deliverables or lforium Provided Games; or

(v) use the Software, Deliverables or lforium Provided Games in any manner not expressly authorised by this Agreement.

4.3

Except for the rights expressly granted in this Agreement, nothing in this Agreement will serve to transfer from lforium to the Client any of the Software, Deliverables or lforium Provided Games, and all right, title and interest in and to the Software, Deliverables or lforium Provided Games will remain exclusively with lforium and/or lforium ‘s licensors.

4.4

For the avoidance of doubt, all right, title and interest in and to all Intellectual Property Rights in any improvements, developments or other modifications to the Software, Deliverables and lforium Provided Games, whether made at the suggestion, request or direction of the Client or otherwise, shall remain exclusively with lforium and/or its licensors and no transfer of any such Intellectual Property Rights to the Client shall occur, provided that any such improvements, developments or modifications provided to the Client by lforium shall fall within the grant of the licence to the Client set out in clause 4.1 of this Agreement.

4.5

All third party Intellectual Property Rights required by the Client to enable the Client to Use the Services, Software, Deliverables, Support and Game Products shall be procured by the Client. lforium shall not be liable for any delay or failure in the provision of the Services, Software, Deliverables, Support or Game Products which arises from a failure or delay by the Client to procure such third party Intellectual Property Rights.

4.6

All Intellectual Property Rights in the Client Material shall remain vested in the Client and the Client hereby grants lforium a non-exclusive, worldwide, royalty-free licence for the Term of this Agreement to use the Client Material exclusively for the purpose of providing the Software, Services, Deliverables, Support and any Game Product.

4.7

lforium shall not disclose any data or information regarding Use of the Software and Deliverables by the Client to any third parties whatsoever, however the parties acknowledge and agree that lforium shall have the right to use any general data or information regarding use of the Software and Deliverables for its own internal statistical and analytical purposes.

5.	CHARGES AND PAYMENTS
5.1	The Software, Services, Deliverables, Support and lforium Provided Games shall be provided for the Charges.
5.2	All Charges hereunder are exclusive of VAT and any other taxes or duties, which shall be paid by the Client in addition to the Charges at the rates in force at the time of application.The Client is also responsible for taxes and duties that relate to the Client’s provision of the services deriving from this Agreement.

5.3

lforium shall invoice the Client in accordance with this Agreement, the Statement of Work and the Support Terms. Save as otherwise set out in this Agreement or its Schedules, all invoices rendered by lforium to the Client shall be paid by the Client in full without discount, deduction, set off or counterclaim of any kind within [***] days of the invoice date in accordance with clause 5.6.

5.4

Unless otherwise indicated in the Statement of Work, any periodic Charges and/or lforium ‘s time and materials rates may be increased by lforium annually upon not less than [***] months’ prior written notice to the Client, such notice to take effect on the first day of a calendar month, save that:

5.4.1	no increase in respect of periodic Charges may be made during any minimum term for which such Charges are payable;
5.4.2	no increase shall be made during the first [***] months of this Agreement; and
5.4.3

any such increase must be by no more than the increase in the Retail Prices Index (United Kingdom) over the corresponding period of time from the Effective Date or the previous increase of the Charges or rates in question, as applicable.

5.5

Should the Client fail to make any payment due under the terms of this Agreement by the due date for payment to lforium , then lforium shall be entitled without prejudice to any other right or remedy to charge the Client interest on the amount outstanding on a daily basis at the rate of [***] per annum above the base rate of Bank of England from time to time in force, such interest to be calculated from the due date for payment thereof to the date of actual payment.

5.6

All Charges must be paid by the Client by way of bank transfer, unless otherwise agreed between the parties in advance in writing. Both parties shall be responsible for their own respective fees and charges relating to all bank transfers, and for the avoidance of doubt the Client shall not purport to deduct any such fees or charges from any amounts payable to lforium .

6.	THE CLIENT’S OBLIGATIONS
6.1	The Client shall perform its obligations as set out in this Agreement and the Statement of Work, including, without limitation to:
6.1.1

provide lforium promptly and without charge with all specifications, documents, data and other information which may be reasonably required by lforium for the performance of the Services, Deliverables and/or Support provided the provision of any such of the above documents, data and other information is not restricted or forbidden by any law or regulation of any applicable jurisdiction that the Client must adhere to;

6.1.2

provide lforium promptly and without charge with all necessary co-operation and access to staff and timely decision making and to the Client’s premises which may be reasonably required by lforium for the performance of the Services, Deliverables and/or Support;

6.1.3	specifically, if requested by lforium, provide a test account which allows lforium to access and test the Software and/or Deliverables as a normal Player;
6.1.4

provide lforium with evidence that the Client holds all required consents, licences or permits necessary for the Client to Use the Software, Deliverables and Services, including but not limited to holding a current and valid Hellenic Gaming Commission licence, and any other gaming licence as may be required in any other jurisdiction where the Client conducts its gaming business, covering all the activities contemplated by this

Agreement to be performed by the Client.

6.2	The Client shall:
6.2.1	comply with all applicable legal and regulatory requirements in connection with the use of the Services, Deliverables and/or the Support;
6.2.2

provide lforium with all necessary due diligence documentation, information and data sufficiently detailed enough, in lforium ‘s opinion, to verify the identity of the Client, including the identities of the beneficial owners and/or directors of the Client;

6.2.3

provide lforium with at least thirty (30) days advance notice in writing of any pending change to the Client’s beneficial ownership, together with any and all relevant documentation, information and data (as per clause 6.2.2) in respect of each new beneficial owner.

6.3

lforium shall not be liable for any delay or failure to perform its obligations hereunder which arise as a result of a failure or delay by the Client to comply with its obligations set out in this Agreement, and the time for performance of lforium ‘s obligations under this Agreement shall be extended as a result thereof.

6.4

The Client shall reimburse lforium for any expenses, cost or fees incurred (including, without prejudice to the generality of the foregoing, internal management and administration costs of the employees or agents of lforium involved on a time and materials basis at lforium’s then standard rates) as a result of Client’s unreasonably withholding or delaying the Launch Date as per paragraph 3.4 of the Statement of Work.

7.	RECORDS AND INSPECTION
7.1

The Client shall keep at its normal place of business detailed, accurate and up to date records and books of account showing all payments made by the Client in connection with this Agreement and, where applicable, how those payments were calculated by the Client, as well as information, documentation and other materials necessary to verify the Client’s compliance with its obligations under this Agreement.

7.2

The Client shall permit lforium and its third party representatives, on reasonable notice and during normal business hours, to access the Client’s records and any other information held at the Client’s premises only for the purposes of the verification of payments calculation, which relate to this Agreement and the Client’s compliance with its obligations hereunder and to meet with the Client’s personnel to audit the Client’s compliance with its obligations under this Agreement. Such audit rights shall continue for [***] years after termination of this Agreement. The Client shall give all necessary assistance to the conduct of such audits during the term of this Agreement and for a period of [***] years after termination of this Agreement.

7.3

Audit access by lforium or its third party representatives shall be at all times subject to the confidentiality obligations of this Agreement in respect of the information obtained under this clause 7.

8.	DATA PROTECTION
8.1	The parties shall each comply with their respective obligations outlined under Schedule 6.
9.	CONFIDENTIALITY
9.1

Neither party ("Receiving Party") will during the term of this Agreement nor after it has ended (except as required by law) disclose to any person any Confidential Information or trade secrets relating to the other’s business ("Disclosing Party").

9.2	During the term of this Agreement and for a period of [***] years after its termination, the parties will prevent the publication or disclosure of any such Confidential Information or secrets.

These restrictions will not apply during or after this Agreement has terminated to information which has become available to the public generally, otherwise than through unauthorised disclosure.

9.3

The Receiving Party shall tell the Disclosing Party if it discovers that this clause 9 has been breached and shall, on request and on termination of this Agreement, return to the Disclosing Party all of the Confidential Information which is in a physical form and destroy any other records containing Confidential Information.

10.	WARRANTIES
10.1	Each Party represents and warrants to the other:
10.1.1

it has good and sufficient capacity, power, authority and right to enter into, execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform the covenants and obligations contained herein; and

10.1.2

all necessary corporate action has, as far as the relevant Party is aware, been taken by the respective Party to authorize and approve the execution and delivery of this Agreement, the completion of the transactions contemplated herein and the observance and performance of the covenants and obligations contained herein.

10.2

lforium warrants that, save as expressly set out in the Specification, any Statement of Work or any other agreement between the parties otherwise notified in writing, the Deliverables and the Software do not infringe the Intellectual Property Rights of any third party.

10.3	The Client warrants, represents and undertakes that:
10.3.1

the Client Equipment is sufficient to allow the Client the full benefit of the Software, Deliverables and Game Products in accordance with this Agreement. For the avoidance of doubt, this includes any Client Equipment required to undertake Acceptance Tests on the Software or Deliverables. The Client shall ensure at all times that the Client Equipment is properly maintained and meets any minimum technical requirements specified in the relevant Statement of Work;

10.3.2

it holds all consents, licences or permits required by applicable law and as are necessary for Client to Use the Client Provided Games and, promptly following lforium’s written request, provide evidence thereof to lforium ;

10.3.3	it shall not use the Services, Software, Deliverables, Game Products and/or the Support for any improper or unlawful purpose;
10.3.4

any advertising or marketing materials, content and/or information published, promoted or otherwise communicated by or on behalf of the Client to the public (including its existing and potential Players), whether relating to the Software, Services, Game Products or the Client’s business generally, do not and shall not:

10.3.4.1	target or depict persons under the legal age to participate in gambling activities;
10.3.4.2	contain any inaccurate, misleading, deceptive or untruthful statements or information whatsoever, in particular regarding the chances or likelihood of winning or deriving returns;
10.3.4.3	contain any pornographic or violent content;
10.3.4.4	suggest or imply that games of chance can be influenced by skill;
10.3.4.5	suggest or imply that gambling is a form of financial investment;

10.3.4.6	promote smoking or consumption of alcohol whilst conducting gambling activities;
10.3.4.7	encourage potential Players to re-invest winnings or recover losses;
10.3.4.8	breach any laws or regulations relating to unsolicited email or SPAM; or
10.3.4.9	breach the intellectual property rights of any third party.
10.3.5

that it shall (i) comply with all applicable local and foreign laws and regulations which may govern the Use of the Software, Deliverables and/or Game Products, and (ii) hold a current and valid Hellenic Gaming Commission licence, and any other gaming licence as may be required in any other jurisdiction where the Client conducts its gaming business, covering all the activities contemplated by this Agreement to be performed by the Client.

10.4

The Client shall indemnify lforium in full and on demand in respect of all claims, costs, losses, damages or expenses arising or incurred by lforium in connection with any breach by the Client of clause 10.3.2 and 10.3.3. The Client further acknowledges that if, in the reasonable opinion of lforium, the Client has breached or failed to comply with its obligations under clause 10.3.2 and/or 10.3.3, lforium may (without prejudice to any of its rights or remedies under this Agreement) suspend the performance of the Services, Support and/or Game Products, or terminate this Agreement immediately and the provisions of clause 11.7 shall apply. lforium in such case undertakes to notify to the Client the reasons for suspending the Services, Support and/or Game Products, or for termination of this Agreement without undue delay. If lforium suspends the performance of the Services, Support and/or Game Products and either the Client remedies its breach or it is evidenced that the Client has not breached any of its obligations, lforium shall reinstate the provision of the Services, Support and/or Game Products without undue delay, no later than within [***] Business Days.

10.5

All warranties, representations, guarantees, conditions and terms, other than those expressly set out in this Agreement whether express or implied by statute, common law, trade usage or otherwise and whether written or oral are hereby expressly excluded to the fullest extent permissible by law.

11.	TERM AND TERMINATION
11.1

This Agreement shall commence on the Effective Date and shall continue for an initial period of 36 (thirty six) months from the Licence Commencement Date (the “Initial Term”), unless terminated in accordance with the provisions of this Agreement and shall automatically renew for successive periods of 24 (twenty four) months (“Extended Term”) at the end of the Initial Term and any Extended Term, unless either party provides the other party with written notice of termination no less than ninety (90) days prior to the expiry of the then current Initial Term or Extended Term (as the case may be).

11.2	Either party (“Terminating Party”) may terminate this Agreement with immediate effect by written notice to the other party (“Defaulting Party”) in the event:
11.2.1

any resolution is passed or any petition presented for the winding-up of the Defaulting Party, a receiver, administrative receiver or liquidator is appointed in respect of all or any part of its undertaking, the Defaulting Party calls a meeting of or enters into or proposes to enter into any arrangement, scheme or composition with creditors or otherwise enters into liquidation, is wound up or in the event the other party ceases or threatens to ceases to carry on doing business; or

11.2.2

the Defaulting Party commits a breach of this Agreement which is material in the context of the Agreement as a whole and which is not remediable, or which in the case of a breach which is capable of remedy, is not remedied within thirty (30) days after the non breaching party has given written notice requiring such breach to be remedied;

11.2.3

in the Terminating Party’s reasonable opinion, the Defaulting Party has acted in a manner inconsistent with the Terminating Party’s licensing objectives and/or requirements as set by the Hellenic Gaming Commission;

11.2.4

in the Terminating Party’s reasonable opinion, the continuation of this Agreement will have a detrimental impact on the ability of the Terminating Party to be qualified for or to hold or maintain any licence, permit or approval granted, or to be granted, by the Hellenic Gaming Commission; or

11.2.5	the Defaulting Party fails to have or maintain any licence, permit or approval it is required to hold, by any Competent Authority.
11.4

Should the Client fail to make any payment due under the terms of this Agreement (other than and then only to the extent that any part of such a payment is reasonably disputed by the Client) and such payment remains unpaid after the date of due payment then lforium shall be entitled without prejudice to its other rights to give the Client a written notice requiring remedy. If the Client does not pay the unpaid amount within thirty (30) days after the delivery of the written notice, then lforium is entitled to suspend the Services and/or Support and/or to prevent the Client from using the Software and Deliverables and terminate this Agreement without further liability therefor. If lforium suspends the performance of the Services and/or Support and the Client pays the unpaid amount, lforium shall reinstate the provision of the Services and/or Support without undue delay.

11.5

Without prejudice to any of its other rights under this Agreement, lforium may terminate this Agreement without liability to the Client if there is a change of "Control" of the Client within the meaning of section 1124 of the Corporation Tax Act 2010, and the party acquiring such Control of the Client is a competitor of lforium ("competitor" meaning for the purpose of this clause 11.5 an entity that is primarily in the business of developing or licensing gaming software, or software that is similar to the Software).

11.6	The termination of this Agreement shall be without prejudice to any other rights or remedies to which lforium and the Client may be entitled hereunder or at law.
11.7	On termination of this Agreement for any reason:
11.7.1	all licences to the Software, Deliverables and lforium Provided Games shall cease;
11.7.2	lforium shall be entitled to be paid all sums due and any additional sums specified in the relevant Schedule(s);
11.7.3	the rights and liabilities of either party accruing or accrued prior to the termination of this Agreement or any Schedule (or part thereof) shall not be affected; and
11.7.4

lforium shall, within thirty (30) days of the termination of this Agreement for any reason, provide to the Client all data that has previously been supplied by the Client to lforium, especially all data for uploading into the Software in CSV format, subject to receipt by lforium from the Client of payment for all time spent in the provision of such data at lforium’s then current time and materials rates.

11.8

On expiry or termination of this Agreement for any reason, this Agreement shall continue in force to the extent necessary to give effect to those of its provisions which expressly or impliedly have effect after expiry or termination including (but not limited to) clauses 5, to the extent any Charges due remain unpaid (Charges and Payment), 7 (Records and Inspection), 9 (Confidentiality), 11.7, 11.8 (Term and Termination), 12 (Limitation of Liability), 13 (Inducement of Employees) and 19 (Miscellaneous).

12.	LIMITATION OF LIABILITY
12.1	Subject to clause 12.3, the maximum aggregate liability of either party (including its respective agents and sub-contractors) under, arising from or in connection with this Agreement, whether arising in contract, tort (including negligence) or otherwise, shall not exceed [***].

12.2	In no event shall lforium (including its respective agents and sub-contractors) be liable for:
12.2.1	any loss of profits, loss of data, business interruption, loss of use, loss of contracts, loss of management time, loss of anticipated savings, loss of goodwill (whether direct or indirect);
12.2.2	any indirect or consequential losses of any nature whatsoever; or
12.2.3

any failure of the Services and/or Deliverables due to any integration or interoperability issues arising with any third party or Client systems or legacy systems unless expressly set out to the contrary in a Statement of Work.

whether or not caused by or resulting from its negligence or a breach of its statutory duties or a breach of its obligations howsoever caused even if it is advised of the possibility of such loss.

12.3	For the avoidance of doubt, nothing in this Agreement shall be deemed to exclude, restrict or limit liability of either party (or their respective agents or sub-contractors) for:
12.3.1	death or personal injury resulting from their negligence; or
12.3.2	any liability for fraudulent misrepresentation; or
12.3.3	the indemnities at clause 10.4 of the Agreement and clause 4.7 of the Statement of Work.
12.4	Both parties accept that the limitations and exclusions set out in this Agreement are reasonable having regard to all the circumstances.
12.5	Notwithstanding any other provision herein, lforium shall not be liable to the Client for:
12.5.1

any use of the Deliverables and/or Game Products by the Client which gives rise to a breach by the Client of any statutory, gaming industry or generally applicable regulatory provisions in any territory, other than a breach which is directly due to lforium ‘s failure to comply with its obligations hereunder;

12.5.2	any failure of the Client to comply with any statutory, gaming industry or generally applicable regulatory provisions in any territory.
12.6	This clause 12 shall survive the termination of this Agreement for whatever cause.
13.	INDUCEMENT OF EMPLOYEES
13.1

Neither party shall during the term of this Agreement and for a period of twelve (12) months after termination howsoever caused, directly or indirectly solicit or entice away or endeavour to solicit or entice away from the other party any employee of the other party who has been engaged in the provision of the Services and/or the Support or the performance of this Agreement.

13.2

In the event that a party is found to be in breach of clause 13.1 then that party shall pay the other party, by way of liquidated damages, an amount equal to one year’s gross annual salary of the employee in question, as at the time of the breach. The parties accept and agree that this represents a genuine pre-estimate if the loss likely to be suffered by a party on the event of a breach of clause 13.1. This provision shall be without prejudice to the other party’s right to seek injunctive relief.

14.	ASSIGNMENT AND SUBCONTRACTING

14.1

lforium may employ any person, company or firm as its agent or sub-contractor to perform all or any of its obligations or duties under this Agreement, provided always that such employment shall not relieve lforium from any of its obligations hereunder.

14.2	This Agreement is personal to the Client and the Client may not assign, transfer hold on trust or otherwise deal in any way with this Agreement or the benefit and burden thereof.
15.	PUBLICITY AND MARKETING
15.1

Client agrees that lforium may, at its sole discretion, participate in or arrange any promotional, marketing, public relations, press or other marketing activity on, before or after the launch of Client’s web-site or Service and the parties will mutually agree in writing in advance the proportion of the expenses that each of them will bear.

15.2

Client agrees that lforium may in any of its marketing material refer to the Client as a client of lforium and refer to the type of services that lforium has provided to the Client. Such marketing material may not contain any Confidential Information of the Client.

15.3

Subject to receiving Client’s prior consent, lforium may publish and circulate a case study describing the Services supplied by lforium to the Client (for use by lforium as a marketing tool). Such case study may not contain any Confidential Information of the Client.

15.4

Client agrees that lforium may, with the prior written consent of the Client in each particular case (which shall not be unreasonably withheld or delayed), use any of the Client’s trade marks in lforium’s marketing and publicity materials. Client’s trademarks shall remain the exclusive property of the Client and this licence does not entitle lforium to acquire any goodwill in the Client’s trademarks.

16.	FORCE MAJEURE
16.1

Neither party shall be liable for any failure to perform obligations under this Agreement to the extent that such performance has been prevented, hindered or delayed due to any causes outside the reasonable control of the defaulting Party, including but not limited to default or failure of a third party (such as telecommunications operator, or internet provider, equipment supplier, installer or maintainer); government action, failure in the supply of a third party network; war or other hostilities, invasion, act of foreign enemies, immobilisation, requisitions or embargo; rebellion, revolution, insurrection, military or usurped power or civil war; riot, commotion or disorder except where solely restricted to the party concerned or its sub-contractors or sub suppliers; or earthquake, flood, fire or other natural physical disasters except to the extent that any such disaster is caused by, or its effects contributed to by, the party seeking to rely on this clause 16.1 (any such cause being hereinafter referred to as “Force Majeure”).

16.2

Any party whose performance is affected by an event of Force Majeure shall inform the other party immediately and shall take reasonable steps to mitigate the impact of Force Majeure on its obligations under this Agreement.

16.3

If the Force Majeure event continues for thirty (30) days, the party whose performance is not affected by the Force Majeure event shall be entitled to terminate this Agreement to the extent affected by serving written notice on the affected party.

17.	NOTICES
17.1

Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served personally or by prepaid first class letter or email to the addresses stated in the particulars or to such other address as shall previously have been notified by one party to the other under this Agreement, on not less than [***] days’ prior written notice. Any such notice shall be deemed to have been received, in the case of posted notice, [***] days after posting and in the case of e-mail, at the time of transmission.

17.2	Any notice or other communication received on a day which is not a Business Day or after 5.00

p.m. local time on any Business Day shall be deemed to be received on the next following Business Day.

18.	SCHEDULES
18.1	References to clauses and Schedules shall be to clauses and schedules of this Agreement. The following Schedules to this Agreement form part of this Agreement and shall be interpreted accordingly:
Schedule 1	the Statement of Work
Schedule 2	the Game Schedule
Schedule 3	the Brand Schedule
Schedule 4	the Support Terms
Schedule 5	the Service Levels
Schedule 6	Data Protection

18.2	Each Party agrees to take all necessary steps in order to execute the Statement of Work in the form set forth at Schedule 1 immediately following the execution of this Agreement.
18.3	The Parties may from time to time during the Term agree to:
18.3.1

execute Games Schedule(s) in the form set forth at Schedule 2 for the provision of Game Product(s) by each new Game Provider via the Software, all in accordance with clause 4.1 to the Statement of Work; or

18.3.2

execute Brand Schedule(s) in the form set forth at Schedule 3 for Brands not specifically referred to in clause 3.3(1) of the Statement of Work to receive the Game Product(s) offered pursuant to the terms of this Agreement, all in accordance with clause 5.1 to the Statement of Work.

18.4	In the event of a conflict between the terms of this Agreement, on the one hand, and the Statement of Work, on the other hand, the terms of the Statement of Work shall prevail.
18.5

In the event of a conflict between the terms of the Agreement and Statement of Work, on the one hand, and a Brand Schedule or Game Schedule, on the other hand, the terms of the Brand Schedule or Game Schedule shall prevail.

19.	MISCELLANEOUS
19.1	References to clauses and schedules shall be to clauses and schedules of this Agreement. The schedules to this Agreement form part of this Agreement and shall be interpreted accordingly.
19.2

Failure by either party at any time to require the performance of any provision of this Agreement shall not affect the right of such party to require full performance thereof at any time thereafter and the waiver by either party of any breach of any such provision of this Agreement shall not be construed as, nor held to be, a waiver of any subsequent breach thereof, nor as nullifying the effectiveness of any such provision or in any way prejudicing such party’s rights under this Agreement.

19.3

Save where otherwise specified to the contrary in this Agreement, no alteration, modification or addition to this Agreement shall be valid unless made in writing and signed by the duly authorised representatives from both parties.

19.4

If any part of this Agreement is found to be unreasonable, invalid or unlawful under any enactment or rule of law the Court shall have the power to strike out or override that part whether it be an entire clause or clauses or some part or parts thereof and enforce this Agreement as if the offending part or parts had not been included.

19.5	The clause headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

19.6	In this Agreement the singular shall be deemed to include the plural and the plural shall be deemed to include the singular unless the context requires otherwise.
19.7	Any reference to "written" or "in writing" used in this Agreement shall include email correspondence.
19.8

Nothing in this Agreement shall give, directly or indirectly, any third party any enforceable benefit or any right of action against lforium and such third parties shall not be entitled to enforce any term of this Agreement against lforium .

19.9

This Agreement constitutes the entire Agreement between the parties. The parties agree that no representations, warranties, undertakings or promises have been expressly or impliedly given in respect of the subject matter of the Agreement other than those which are expressly stated in the Agreement. Neither party shall have any remedy in respect of any statement not set out in the Agreement upon which it relied in entering into the Agreement, unless the statement was made fraudulently.

19.10	This Agreement shall be governed and construed in accordance with the Laws of England and Wales and shall be subject to the exclusive jurisdiction of the courts of England.
For and on behalf of	For and on behalf of
IFORIUM LTD	GAMART LIMITED

[***]	[***]

SCHEDULE 1

STATEMENT OF WORK

DATE: 21st July 2021   (“Commencement Date”)

This Statement of Work forms part of and is subject to the Services, Software and Support Agreement between lforium Limited, [***] (“lforium”) and Gamart Limited [***] (the “Client”) dated 21st July 2021 (the “Agreement”), and unless stated otherwise is additional to all other Statements of Work and Schedules agreed pursuant to the Agreement.

1	SERVICES
1.1	lforium shall provide the following services (the “Basic Services”):
(a)	make available to the Client the Software and Deliverables as is more specifically described in the following annexures to this Statement of Work in accordance with the Service Levels:

Annexure A:[***]

for the sole purpose of achieving interoperability between the Software and the Client Equipment in order to allow the Client to have the benefit of the Software.

(b)

make available to the Client the Game Products if the provision of Game Product is agreed between the Parties by their execution of an applicable Game Schedule during the Term, such Game Product to be provided in accordance with the license set forth at clause 4 of the Agreement;

(c)	provision of the Support in accordance with the Support Terms.

lforium agrees to provide the Services and Deliverables to the Client, as outlined above, in a timely manner.

2	SOFTWARE AND OTHER DELIVERABLES
2.1	lforium shall provide the following Software to the Client, materially in accordance with the Annexures to this Statement of Work:

Software:[***]

as is more specifically defined in Annexure A [***] to this Statement of Work. The Client acknowledges that:

(a)	the Software does not include the lforium [***], and
(b)	no source code license is granted under this Agreement for the Software or Deliverables.
2.2	lforium shall provide the following other Deliverables to the Client as set out in the Annexures to this Statement of Work.
2.3	Acceptance Tests shall be carried out on the Deliverables as follows:

Deliverables to be subject to Acceptance Tests: The Software

Estimated Acceptance Period: 4 weeks

3	LICENCE SCOPE
3.1	The scope of the licence granted to the Client shall be as follows:
(a)	to Use the Software and Deliverables;
(b)

to integrate the Deliverables into the platforms of the Client (and those third parties who provide services to the Client in connection with the operation of the Branded websites) in order to provide the Game Product(s) to Players;

(c)	to enable access by Players to the Game Product(s) by way of the Branded websites; and
(d)	to market and promote the Game Products unless otherwise restricted in a Game Schedule.
3.2	Prior to Acceptance of the Software and Deliverables, the Client may use such Software and Deliverables for the purpose of performing the Acceptance Tests.
3.3	Following Acceptance of the Software and/or Deliverables, the Client may use the Software and Deliverables as follows:

Licence Term:

Licence Commencement Date: means the date of first use of the Deliverables by Players in a live environment on the Client Website.

The license provided in accordance with clause 4.1 of the Agreement shall commence on the Licence Commencement Date and continue for the duration of the Term (“Licence Term”).

Licence Scope:

1.

The Client may Use the Software and Deliverables on the desktop and mobile website located at novibet.gr, (the “Client Website(s)”) and such other Brands as may be added by agreement between the parties in accordance with clause 5 of this Statement of Work;

2.

Notwithstanding any other provision in the Agreement, the Client agrees to block any and all Players located in the following jurisdictions or territories from accessing the Software, Deliverables and/or any Game Product(s), and the Client shall not provide any gambling services for real money to Players using any of the Software and/or Deliverables supplied and/or provided by lforium in such jurisdictions:

(a)	any jurisdiction or territory outside of [***];
(b)	any jurisdiction or territory which is outlined as being a restricted jurisdiction or territory for the purpose of the Game Product(s) as outlined in the Game Schedule; or
(c)	any other jurisdiction or territory that may be notified in writing to the Client by lforium from time to time, at the discretion of lforium.

(together, the “Prohibited Jurisdictions”).

3.4

In relation to the Client Website and any additional Brand, the Client shall not unreasonably withhold or delay the date of first use of the Deliverables by Players in a live environment on the applicable Client Website or Brand (“Launch Date”) and "unreasonably" in the context of this clause 3.4 shall be considered to be any withholding or delay of the Launch Date other than arising out of Client’s noncompliance with any applicable law or regulation.

4GAME PRODUCT

4.1

The parties may agree to the provision of Game Product(s), via the Software and Deliverables, offered by a particular Game Provider by executing a Game Schedule from time to time. For the avoidance of doubt, a separate Game Schedule shall be agreed for each Game Provider.

4.2

On execution of a Game Schedule and in consideration for payment of the applicable Charges, lforium shall, subject to clauses 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 to this Statement of Work, make such Game Product(s) listed in the Game Schedule available for access by the Client for the sole purpose of making available such Game Product(s) to its Players via the Client Website and any additional Brand, subject to clause 5.2.3 of this Statement of Work and the rights and restrictions set out in the applicable Game Schedule.

4.3

Addition of lforium Provided Games. In respect of any Game Schedule entered into between the Parties, lforium may from time to time make available to the Client through the Software and Deliverables additional lforium Provided Games relating to the applicable Game Provider. lforium shall notify the Client of such additional lforium Provided Games and shall use commercially reasonable endeavours to make the additional lforium Provided Game(s) available through the Software and Deliverables as soon as reasonably practicable following its notification to the Client.

4.4

Addition of Client Provided Games. In respect of any Game Schedule entered into between the Parties, the Client shall notify lforium of any additional Client Provided Games of the applicable Game Provider and that it wishes to make available for access through the Software and Deliverables. lforium shall use commercially reasonable endeavours to make available such requested Client Provided Game(s) for access by the Client as soon as reasonably practicable and provide notice to the Client upon such additional Client Provided Game(s) being made available through the Software and Deliverables. Notwithstanding the foregoing, a Game Product cannot be added as a Client Provided Game if the applicable Game Product is already available as an lforium Provided Game through the Software and Deliverables.

4.5	Changes to and/or removal of, Game Product(s). In respect of any Game Schedule entered into between the parties pursuant to this clause 4, lforium may from time to time and at its sole discretion:
4.5.1	cease making available and remove from the Software and Deliverables any Game Product listed in a Game Schedule; and/or
4.5.2

add, remove or amend any rights and/or restrictions relating to a Game Product listed in a Game Schedule, including but not limited to updating the list of restricted territories or jurisdictions related to such Game Product, by providing no less than 30 days notice to the Client, such change to take effect immediately following expiry of such 30 day notice period and Client shall promptly comply with such changes notified to it (including but not be limited to updating its own Client Websites and any additional Brands to reflect such changes).

4.6	Notwithstanding clause 4.5, in respect of any Game Schedule entered into between the Parties pursuant to this clause 4, in the event:
(a)	lforium ceases to have the relevant licences, consents and/or permissions required to make the lforium Provided Game available to the Client;
(b)

the Client is in breach of clause 10.3.2, clause 10.3.5 or clause 10.3.6 of the Agreement or the Client has notified lforium that a Game Provider has required the removal of a Client Provided Game in accordance with clause 4.7 of this Statement of Work;

(c)

a modification, update or other change to a Game Product by the Game Provider results in a compatibility issue with the Software and Deliverables which prevents lforium from continuing to make the applicable Game Product available to the Client; or

(d)	the applicable Game Provider has required either lforium or the Client to remove the Game Product for any reason,

lforium may cease making available and remove from the Software and Deliverables any Game Product(s) listed in a Game Schedule immediately on providing notice to the Client, such change to take effect immediately following the Client’s receipt of such notice and Client shall comply with such changes notified to it (including but not limited to updating its own Client Websites and any additional Brands to reflect such changes).

4.7

The Client shall promptly notify lforium in writing in the event a Game Provider requires the removal of any Client Provided Game(s) listed in a Game Schedule or an amendment to any rights or restrictions relating thereto. Client shall indemnify and keep lforium indemnified from any losses, damages, claims, costs and expenses suffered or incurred by lforium arising out of or in connection with any claim, action, demand or proceeding by a Game Provider or other third party against lforium arising out of or in connection with Client’s failure to comply with this clause 4.7.

4.8

If lforium has agreed to make available a Client Provided Game through the Software and Deliverables, then in the event lforium at any time during the term of this Agreement acquires the right to make such Client Provided Game available as an lforium Provided Game, lforium shall be permitted (but not obliged) on notice to the Client to disable access to the Game Product as a Client Provided Game and enable lforium ‘s own access to the applicable Game Product as an lforium Provided Game for use by the Client.

4.9

The Parties shall not be required to execute an updated Game Schedule in order to reflect changes made in accordance with clauses 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 of this Statement of Work and such changes shall be implemented through the provision of notices as provided for therein.

4.10	The Client may terminate a Game Schedule at any time by providing lforium with no less than sixty (60) days written notice.
5	ADDITIONAL BRANDS
5.1

The parties may agree to the provision of additional Brands by executing a Brand Schedule from time to time. lforium shall not charge the Client any configuration fees in respect of additional Brands unless lforium is unable to provide any such additional Brands under the existing integration of the Software and Deliverables contemplated in Annexure A of this Statement of Work. Where lforium has notified the Client that the Client’s proposed additional Brand requires a new integration of the Software and Deliverables, Client acknowledges that this may be subject to configuration or other fees payable by the Client for such additional Brand, which shall be specified in the applicable agreed Brand Schedule.

5.2	On execution of a Brand Schedule:
5.2.1	lforium shall provide the Software, Services and Support in respect of the new Brand in accordance with the terms of this Agreement;
5.2.2	unless otherwise stated to the contrary in the Brand Schedule, the Client shall pay:
a)	the Platform Fee and any Game Provider Fee (as applicable) detailed at clause 7.1 of this Statement of Work and any Game Schedule;
b)	subject to clause 5.1, such other charges specified in the applicable Brand Schedule,

in respect of each additional Brand, in accordance with the payment terms in this Agreement;

5.2.3

lforium shall use commercially reasonable endeavours to ensure the Game Products outlined in the Game Schedules to this Agreement are made available by lforium to the Client on any additional Brand, but the Client acknowledges and agrees that the Game Providers of certain Game Products may impose contractual restrictions on lforium that prevents them from being made available in certain jurisdictions and, to the extent that this is the case, lforium is not obligated to provide such Game Products on Brands operating in such jurisdictions; and

5.2.4	the terms of this Agreement shall apply to each Brand added pursuant to this clause 5.
5.3	For the avoidance of doubt, nothing in this Agreement shall oblige lforium to provide additional Brands unless the parties have executed a Brand Schedule (in relation to any Brand).
6	SUPPORT
6.1	Support Commencement Date: The Licence Commencement Date.
6.2	With effect from the Support Commencement Date, lforium shall provide the Support to the Client in respect of the Software in accordance with the Support Terms.
7	CHARGES
7.1	Revenue Share Fee: [***]. The consideration payable to lforium in respect of the Client’s right to use the Software and Deliverables shall comprise as follows:
(a)

Platform Fee. A revenue share fee, payable on a monthly basis beginning from the Launch Date, and to be calculated at the end of each calendar month throughout the Term based on the Gross Gaming Revenue (as defined in clause 7.3 of this Statement of Work) [***]

[***]	[***]
[***]	[***]

€

(b)

Game Provider Fee. In the case of lforium Provided Games and not, for the avoidance of doubt, Client Provided Games, a revenue share fee, payable on a monthly basis beginning from the Launch Date, and to be calculated at the end of each calendar month throughout the Term based on the gross gaming revenue as defined in each Game Schedule (“Game GGR”) [***].

7.2

Relationship Between Platform Fee & Game Provider Fee. For the avoidance of doubt, the Game Provider Fee shall be in addition to the Platform Fee that is payable in accordance with clause 7.1(a) to this Statement of Work.

7.3	Calculation of Gross Gaming Revenue. For the purposes of calculating Gross Gaming Revenue under this Statement of Work, the following definitions apply:

Contributions [***].

Jackpot Game means any progressive jackpot non-poker Game Product, in regard to which the Client is required to make the Contributions.

Jackpot Win means a win, by a Player, of the maximum jackpot prize for a particular Jackpot Game, as determined by the Game Provider’s central jackpot server used for the Jackpot Games, at the time of the win.

Gross Gaming Revenue [***].

7.4

At the end of each calendar month during the Term, lforium shall provide the Client as soon as reasonably possible with a valid tax invoice in respect of the Platform Fee and any Game Provider Fee (as applicable) for the previous calendar month. The Platform Fee is payable monthly in arrears within [***] days of the Client having received lforium’s tax invoice in accordance with this clause 7.4. The Game Provider Fee is payable monthly in arrears within [***].

7.5	Upon termination of the Agreement for any reason:
(a)	in respect of periodic charges, the Client will pay lforium all Charges up to the date of termination;
(b)

in respect of the Platform Fee and any Game Provider Fee, the Client will pay lforium such fees accrued pursuant to all Gross Gaming Revenue and any Game GGR (as applicable) generated up to the date of termination.

7.6	Unless otherwise stated in this Statement of Work, all Charges due under this clause 7 shall be paid by the Client within [***] days from the date of the invoice to the Client.
8	CLIENT OBLIGATIONS

The Client shall be responsible for ensuring that the Client Equipment is sufficient to enable the Client to receive the full benefit of the Software and Deliverables as contemplated under this Statement of Work and the Client shall ensure that the Client Equipment complies with any minimum requirements or specification advised by lforium from to time.

9	PROJECT MANAGERS:
9.1	lforium and the Client will provide a Project Manager.
9.2

Each party shall announce its Project Manager in writing to the other party without undue delay. Each party is entitled to change its Project Manager at any time by a written notice to the other party.

10	ACCOUNT MANAGERS

10.1	The Parties will each appoint account managers (the “Account Managers”).
10.2

The Account Managers shall be the regular points of contact between the parties as to the delivery and progress of the Services. The Client shall direct any queries, comments or other requests regarding the delivery of the Services to lforium’s Account Manager.

10.3	The Account Managers shall schedule a regular account management call once a week up to one hour at an agreeable time for both parties.
10.4

Each party shall announce its Account Manager in writing to the other party without undue delay. Each party is entitled to change its Account Manager at any time by a written notice to the other party.

11TERM AND TERMINATION

This Statement of Work shall commence on the Commencement Date and shall continue until termination of the Agreement in accordance with clause 11 of the Agreement.

12INTERPRETATION

All defined terms used in this Statement of Work have the same meaning as those which are attributed to them in the Agreement.

For and on behalf of	For and on behalf of
IFORIUM LTD	GAMART LIMITED

[***]	[***]

ANNEXURE A - [***] API

[***]

This Annexure forms part of the Statement of Work dated 21st July 2021 between Iforium Limited and Gamart Limited which forms part of and is subject to the Services, Software and Support Agreement between Iforium Limited and Gamart Limited (the “Client”) dated 21st July 2021 (the “Agreemenf’).

A.1[***] API Overview

Subject to clause A.2, lforium will enable access to the [***] API service as defined in the [***] through the Software and Deliverables made available for the Client to Use.

A.2[***] API usage

By using the [***] application programming interfaces (the “[***] APl’s”), you agree to the terms below. If you disagree with any of these terms, lforium does not grant you a licence to use the [***] APl’s for the purpose of using [***] under this agreement or annexure. lforium reserve the right to update and change these terms from time to time without notice. lforium we always provide the most recent version of these terms.

The licence to the [***] APl’s under these terms continues until it is terminated by either party in accordance with this Agreement. lforium may terminate the usage of the API at any time for reason in clause 4 and 11 of this Agreement.

A.3Licenced Uses and Restrictions.

The [***]  APl’s are licensed by lforium and are licenced to the client on non-exclusive, non-sub licensable basis on the terms and conditions set out in the Agreement. These terms define legal use of the [***] APls, all updates, revisions, substitutions, and any copies of the [***] APl’s made by or for the Client.

a.Client shall:

i.	Comply with the [***] Guidelines the [***] Terms of Use under clause of Grant of Rights/restrictions (clause 4 of the Agreement);
ii.

Disclose in this application through a privacy policy or otherwise displayed in the footer of each page, how you collect, use, store, and disclose data collected from visitors, including, where applicable, that third parties (including advertisers) may serve content and/or advertisements and collect information directly from visitors and may place or recognize cookies on visitors’ browsers.

b.	Client shall not:
i.	Use [***] APl’s for any application that replicates or attempts to replace the essential licence scope or the Agreement
ii.	Attempt to cloak or conceal client identity or client’s application’s identity when requesting authorization to use [***] APl’s.
iii.	Use [***] APl’s for any application that constitutes, promotes or is used in connection with spyware, adware, other malicious programs or code.
iv.

Use [***]  APl’s in any manner or for any purpose that violates any law or regulation, any right of any person, including but not limited to intellectual property rights, rights of privacy, or rights of personality.

v.	Use [***] APl’s in a manner that adversely impacts the stability of [***] or Client servers or adversely impacts the behaviour of other applications using the [***] APl’s.
vi.	Sell, lease, or sublicense [***] APl’s or access thereto or derive revenues from the use or provision of [***] APl’s, whether for direct commercial or monetary gain.

A.4Attribution

a.	The Client may not use the lforium and [***] logo without specific written permission from lforium.

A.5Updates

lforium may elect to provide the Client with updates or modifications for the [***]  APl’s (collectively, “Updates”), in its sole discretion, and may terminate such Update at any time without notice to the Client. [***]  may change, suspend, or discontinue any aspect of the [***]  APl’s with ninety (90)days’ notice. [***]  may also impose limits on certain features and services or restrict your access to parts or all of the [***]  APl’s with ninety (90) days’ prior written notice.

SCHEDULE 2

PRO-FORMA GAME SCHEDULE

Dated: xxx (“Commencement Date”)

This Game Schedule shall commence on the Commencement Date and forms part of and is subject to the Services, Software and Support Agreement between lforium Limited ("lforium") and Gamart Limited [***] (“Client”) dated 21st July 2021 (the “Agreement”).

This Game Schedule shall supersede all previous Game Schedule(s) related to Game Products provided by the Game Provider outlined below.

All definitions used in this Game Schedule shall have the same meaning ascribed to them in the Agreement unless expressly stated otherwise herein.

Definitions:

“Game Provider” means [INSERT NAME OF PROVIDER], a third party Game Provider with whom the Client has agreed to provide the Game Products on the Client Website and any additional Brand, for which lforium shall deliver the Software, Services and Deliverables in accordance with the Agreement.

[Calculation of Game GGR. For the purposes of calculating Game GGR under this Game Schedule, the following definitions apply:

Contributions [***].

Jackpot Game means any progressive jackpot non-poker Game Product, in regard to which the Client is required to make the Contributions.

Jackpot Win means a win, by a Player, of the maximum jackpot prize for a particular Jackpot Game, as determined by the Game Provider’s central jackpot server used for the Jackpot Games, at the time of the win.

Gross Gaming Revenue [***].

1.	Charges and Payment Terms
[1.1	[DELETE WORDING AND INSERT ONLY IF RELATING TO IFORIUM PROVIDED GAMES]

The Game Provider Fee payable by the Client to lforium under this Game Schedule is based on the Game GGR per calendar month generated out of the Client’s use of the Game Product(s) released by the Game Provider referred to in this Game Schedule and subsequently made available by lforium through the Software and Deliverables, which for the avoidance of doubt includes the Game Products listed or otherwise added pursuant to clause 2.2 hereunder::

Game GGR range per month (EUR)
Game Provider Fee	x% of Game GGR

1.2	All Charges determined in clause 7.1 of the Statement of Work persist.

[1.4 DELETE WORDING AND INSERT ONLY IF APPLICABLE] At the end of each calendar month during the Term, lforium shall provide the Client as soon as reasonably possible with a valid tax invoice in respect of the Game Provider Fee for the previous calendar month. The Game Provider Fee is payable monthly in arrears within [INSERT NUMBER OF DAYS] days of the Client having received lforium ‘s tax invoice in accordance with this clause 1.4.]

2.	Game Products
2.1

[IF IFORIUM PROVIDED GAMES] [Subject to clause 2.2 below, the Game Products listed below are made available by lforium to the Client through the Software and Deliverables for the Client to make available to its Players via the Client Websites. Availability of the Game Products to any additional Brand is subject to clause 5.2.3 of the Statement of Work.]

OR

[IF CLIENT PROVIDED GAMES] [Subject to clause 2.2 below, the Game Products listed below are provided by the third party Game Provider on Client’s behalf to lforium and made available by lforium though the Software and Deliverables for the Client to make available to its Players via the Client Website. Availability of the Game Products to any additional Brand is subject to clause 5.2.3 of the Statement of Work.]

2.2

The Game Products listed below are subject to change in accordance with clauses 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 of the Statement of Work and any Game Products added pursuant to such clauses shall be considered to form part of this Game Schedule.

No.	Game name	Game Provider:	Game type	lforium Provided or Client Provided Game
1	{Insert Game Name}		{Insert Game Type}
2	{Insert Game Name}		{Insert Game Type}
3	{Insert Game Name}		{Insert Game Type}
4	{Insert Game Name}		{Insert Game Type}
5	{Insert Game Name}		{Insert Game Type}
6.	{Insert Game Name}		{Insert Game Type}
7	{Insert Game Name}		{Insert Game Type}
8	{Insert Game Name}		{Insert Game Type}

[2.3

DELETE WORDING AND INSERT ONLY IF APPLICABLE The following restrictions apply to any Client marketing and promotional activities relating to the Game Products provided by the Game Provider referred to in this Game Schedule:]

[INSERT RESTRICTIONS, IF ANY]

3.	Prohibited Jurisdictions

The Game Products in this Game Schedule are not permitted to be marketed, sold or made use of by the Client in the territories and/or jurisdictions listed in clause 3.3(3) to the Statement of Work.

This Game Schedule is conditional on any due diligence requirements to be undertaken on behalf of lforium and/or the Game Provider.

4.	Additional Terms

The Client agrees that lforium will be the provider of the Game Provider named in this Game Schedule for the duration of the Term.

This Game Schedule shall commence on the Commencement Date and continue unless or until terminated in accordance with the terms of the Agreement.

For and on behalf of	For and on behalf of
IFORIUM LTD	GAMART LIMITED

[***]	[***]

SIGNED:.................................................	SIGNED: ..........................................

NAME:	NAME:

TITLE:	TITLE:

DATE: ....................................................	DATE: .............................................

SCHEDULE 3

PRO-FORMA BRAND SCHEDULE

Dated: xxx (“Commencement Date”)

This Brand Schedule shall commence on the Commencement Date and forms part of and is subject to the Services, Software and Support Agreement between lforium Limited (“lforium”) and Gamart Limited, [***] (the “Agreement”).

This Brand Schedule shall supersede all previous Brand Schedule(s) related to the Brand outlined below.

All definitions used in this Brand Schedule shall have the same meaning ascribed to them in the Agreement unless expressly stated otherwise herein.

1.	Brand

[BRAND DESCRIPTION]

2.	Configuration Services

[INSERT SCOPE OF CONFIGURATION SERVICES]

3.	Charges

The Charges in respect of the Brand shall comprise the following:

(a)[***];

This Brand Schedule is conditional on any due diligence requirements to be undertaken on behalf of lforium.

This Brand Schedule shall commence on the Commencement Date and continue unless or until terminated in accordance with the terms of the Agreement.

For and on behalf of	For and on behalf of
IFORIUM LTD	GAMART LIMITED

[***]	[***]

SIGNED:.................................................	SIGNED: ..........................................

NAME:	NAME:

TITLE:	TITLE:

DATE: ....................................................	DATE: .............................................

SCHEDULE 4

SUPPORT TERMS

DATE: 21st July 2021

These Support Terms forms part of and is subject to the Services, Software and Support Agreement between lforium Limited, [***] (“lforium”) and Gamart Limited [***] (the “Client”) dated 21st July 2021 (“Client”) and unless stated otherwise is additional to all other Statements of Work and Schedules agreed pursuant to the Agreement.

1.	DEFINITIONS

“24x7” means 24 hours a day, 365 days a year;

“Additional Support Charges” means additional sums which may be charged pursuant to these Support Terms for time spent by lforium on matters not covered by these Support Terms, [***] lforium ‘s [***];

“Additional Support Services” means support services provided other than pursuant to these Support Terms, including but not limited to support services provided where the Error is a Client Error;

“Client Error” means any Error which arises due to any of the circumstances set out in clause 6.1 and 6.2 of this Schedule 4;

“Client Error Reporting Co-ordinator” means the Client person who shall be responsible for reporting Errors to lforium and receiving information on the status and resolution of Errors from lforium;

“Documentation” means the electronic user manual for the Software provided by lforium to the Client either in hard copy or on the media on which the Software is supplied;

“Error” means either (a) failure of the Software to perform in accordance with the Documentation; or (b)a cessation, interruption or degradation of the usual functionality of the Software;

“First Line Support” means the initial diagnosis of issues that may arise with the Software and includes, but is not limited to, the logging of calls received from Players, the provision of assistance and troubleshooting, collection of information relating to the issue, performance of first diagnosis of a problem, the provision of answers to general service and technical questions.

“Maintenance” means the performance of Software maintenance tasks which may be carried out by lforium in accordance with clause 7 of this Schedule 4;

“Maintenance Release” means any corrected version of any of the Software from time to time issued by lforium;

“Priority” means the level of priority assigned to any Error, as set out in clause 4.1; and

“Working Hours” means 9.00am until 6.00pm United Kingdom time, Monday to Friday, excluding bank and public holidays in the UK.

2.	PROVISION OF SUPPORT
2.1.

In consideration of payment of the Support Charges and subject to the terms and conditions of the Agreement and these Support Terms, lforium shall provide the Support to the Client, which shall include:

2.1.1	responding to requests for advice on the Use of the Software by telephone, email or through the use of lforium helpdesk, during the Working Hours;
2.1.2	the diagnosis, analysis and rectification of reported Errors of a "Critical" Priority on a 24x7 basis;
2.1.3	the diagnosis, analysis and rectification of reported Errors of a "Major" or "Minor" Priority during the Working Hours; and
2.1.4	the performance of Maintenance and provision of Maintenance Releases where available, during the Working Hours and in accordance with clause 7 of this Schedule 4;

provided that the Client acknowledges and agrees that (i) the investigation, diagnosis and/or rectification of Client Errors; and/or (ii) any time expended by lforium responding to Errors reported by the Client as Critical Errors which are subsequently diagnosed as Major or Minor Errors; constitute Additional Support Services as set out in this Schedule.

2.2.

The Client shall be responsible for provision of First Line Support to Players in accordance with good industry practice and any reasonable directions or instructions issued by lforium from time to time.

3.	REPORTING OF ERRORS
3.1.

Where an issue or problem arises that cannot be resolved in the course of the Client providing First Line Support, the Client may report Errors to lforium. Such reports shall be made by the Client as soon as an Error is detected that the Client determines cannot be reasonably resolved by the Client in the course of providing First Line Support.

3.2.	All Critical Errors shall be reported to lforium through a Jira Support ticket system, using the details set out in Appendix A to this Schedule.
3.3.	All Major and Minor Errors shall be reported to lforium using the Working Hours Helpdesk details set out in Appendix A to this Schedule.
3.4.	All Error reports shall include sufficient material and information to enable lforium to duplicate the problem, including, but not limited to:
3.4.1.	a clear and accurate description of the Error; and
3.4.2.	the area of the Software and business to which it relates; and
3.4.3.	what function was being performed when the Error occurred; and
3.4.4.	the error message displayed, if any; and
3.4.5.	the sequence of events leading up to the occurrence of the Error; and
3.4.6.	sufficient details of the Error’s effect on the Client’s business operation to enable lforium to classify the Error as Priority Critical, Major or Minor (in accordance with clause 4.1 below) ; and
3.4.7.	any other information relating to the Software or the Error which lforium requires to perform its obligations hereunder.
3.5.	The Client shall appoint a Client Error Reporting Co-ordinator and shall keep lforium informed of the name, telephone number and email address of the Error Reporting Co-ordinator from time to time.

5.2.3.

“Work-around Time” means the maximum time until the Error has been fixed, negated or circumvented (whether temporarily or otherwise), meaning Players can access the Software under normal traffic conditions with all standard functionality available.

5.3.	On a 24x7 basis (outside the Working Hours), lforium shall use reasonable endeavours to diagnose and resolve all Critical Errors within the target times identified above.
5.4.

The timeframes applicable to Major or Minor Priority Errors shall only be expended within the Working Hours, and on expiration of the Working Hours in which the Error was reported, the timeframe shall carry over to the next Working Hours period.

5.5.	If the Error is re-categorised in accordance with this Schedule 4, the relevant times for the new Priority Level shall apply from the time of such re-categorisation.
5.6.

lforium may provide a temporary Work-around for an Error, but shall continue to use its reasonable endeavours to provide a permanent fix, save in the event of Minor Errors. In the event that lforium provides a practical circumvention to a Critical Error, that Error shall become a Major Error. In the event that lforium provides a practical circumvention to a Major Error, that Error shall become a Minor Error.

6.	CLIENT ERRORS
6.1	Subject to clause 6.3, lforium shall not diagnose or rectify any Error resulting from:
6.1.1	the improper use, operation or neglect of the Software or the equipment upon which it is run;
6.1.2	the modification or merger of the Software (in whole or in part) with any other software except as permitted by the licence agreement for such Software;
6.1.3	the failure by the Client to implement Maintenance Releases or recommendations in respect of, or solutions to, Errors previously advised by lforium ;
6.1.4	any repair, adjustment, alteration or modification of the Software by any person other than lforium without lforium ‘s prior consent;
6.1.5	the use of the Software for a purpose for which it was not designed;
6.1.6	rectification of lost or corrupted data arising for any reason other than lforium ‘s own negligence;
6.1.7	loss or damage caused directly or indirectly by operator error or omission;
6.1.8	a fault in Client or other third party software or applications or any upgrade or new release in respect thereof;
6.1.9	a fault in the equipment or in any other software operating in conjunction with or integrating with the Software.
6.2	Subject to clause 6.3, lforium shall not provide support services in respect of:
6.2.1	server operating systems or server hardware;
6.2.2	personal computer operating systems or personal computer hardware;
6.2.3	movement or relocation of computer equipment;
6.2.4	training on either functional or technical aspects of the Software; or

3.6.

Any changes to the information reported by the Client relating to any Error shall immediately be reported in writing to lforium or to lforium ‘s Helpdesk, which contact details are set out in Appendix A to this Schedule.

4.	CATEGORISATION OF ERRORS
4.1.	On receipt of a report from the Client, lforium will categorise the Error as follows:

Error Priority	Details	Examples
Critical	Where the Software fails in a manner such that all or a significant proportion of the functionality has been lost for all Players.	Significant proportion of Players cannot transact via the Software
Major	Where the Software fails in a manner such that the majority of the functionality is still operational but the normal operation for a small number of Players has been lost.	Certain Players cannot transact via the Software Individual operator cannot log onto the back office
Minor	Where a minor fault or inconsistency in the data has arisen.	Certain Players cannot view Account history. Individual Player cannot transact via the Software

4.2.

If the Client disagrees with the priority level allocated to an Error by lforium, the Client shall immediately notify lforium in writing. If the parties cannot resolve this issue between the Client Error Reporting Co-ordinator and the lforium Helpdesk, then the parties shall escalate the Error categorisation in accordance with the details set out in Appendix A to this Schedule. lforium shall continue providing the Support using the initial assigned priority until the disagreement is resolved or the Priority re-categorised.

4.3.

In the event the Client reports an Error as a Critical Error and the Error is subsequently diagnosed as a Major Error, Minor Error or Client Error, the Client acknowledges and agrees that, at lforium’s discretion, the time expended by lforium in receiving, responding to and conducting the diagnosis of such Errors may be subject to Additional Support Charges.

5.	ERROR DIAGNOSIS AND RECTIFICATION
5.1.	lforium shall use reasonable endeavours to respond to, diagnose and create a Work-around for all Errors in accordance with the following target times:
Priority Level	Response Time	Diagnosis Time	Work-around Time
Critical	30 minutes	2 hours	4 hours
Major	2 hours	4 hours	12 hours
Minor	16 working hours	32 working hours	3 working days

5.2.

The above target times shall apply from “Error Received Time”, meaning the time an Error is properly reported to lforium (whether through the Jira ticketing system or Working Hours helpdesk) until the following:

5.2.1.	“Response Time” means the maximum time for lforium to acknowledge receipt of a reported Error;
5.2.2.	“Diagnosis Time” is the maximum time to have an Error identified and a solution proposed; and

6.2.5	a denial-of-service attack or distributed denial-of-service attack.
6.3	All email contact with lforium should be to the following email address, unless the Client is notified to the contrary by lforium : support@lforium .com.
7	MAINTENANCE
7.1	lforium may take the Software offline to install any Maintenance Releases or other updates that it deems appropriate, only in accordance with this clause 7.
7.2

lforium will use all reasonable endeavours to perform all Maintenance Releases during the time of 2 hours per calendar month or otherwise as agreed in advance with the Client a suitable time to perform such maintenance.

7.3

lforium will send written information on any scheduled Maintenance outages to the Client Error Reporting Co-ordinator no later than 2 Working Days prior to the Maintenance in question. Such notice shall set out:

7.3.1	the reason for the maintenance;
7.3.2	the impact of the maintenance;
7.3.3	the starting time of the maintenance activities;
7.3.4	the maintenance activities contact person;
7.3.5	duration of the maintenance activities, insofar as they will interrupt the Software or Services.
7.4

In the event a Critical Error is identified which requires the performance of Maintenance outside the timeframes indicated in this clause 7, lforium shall use all reasonable endeavours and make every effort to ensure that any outages only occur at the time that lforium reasonably expects to cause the least disruption to the Client’s business (so far as is possible) in order to rectify the Error as quickly as possible.

8	TERM AND TERMINATION
8.1	The Support shall commence on the date (“Support Commencement Date”) set out in paragraph 6 of the Statement of Work.
8.2	The Support shall terminate upon the termination or expiration of the licence to use the Software and/or Deliverables in accordance with the Agreement.
9	INTERPRETATION
9.1	All defined terms used in these Support Terms have the same meaning attributed to them in the Agreement.

Appendix 1: Support Contact Details

Contact	Client	lforium
Critical (24x7 Technical emergency Helpdesk)	[***]	[***]
	[***]	[***]
[***]
Major & Minor Errors (Working Hours Helpdesk)	[***]	[***]
	[***]	[***]
[***]
Escalation & other management issues	[***]	[***]
	[***]	[***]
[***]

SCHEDULE 5

SERVICE LEVELS

DATE: 21st July 2021

These Service Levels forms part of and is subject to the Services, Software and Support Agreement between lforium Limited, [***] (“lforium”) and Gamart Limited [***] (the “Client”) dated 21st July 2021 (the “Agreement”), and unless stated otherwise is additional to all other Statements of Work and Schedules agreed pursuant to the Agreement.

1.DEFINITIONS

“Client Responsible Downtime” means any unavailability or downtime of the Software which is a direct or indirect result of:

(i)any Client caused outages or disruptions;

(ii)any Client Errors (as defined in Schedule 4);

(iii)problems or faults with Client Equipment;

(iv)	a denial-of-service attack or distributed denial-of-service attack or other malicious activity with respect to the Client’s website or servers; or

(v)the Client’s failure to comply with any of its obligations under this Agreement.

“Scheduled Maintenance” means maintenance of the Software which is carried out in accordance with Schedule 4 (Support Terms);

“Service Credit” means the discount to the Service Credit Charges applied due to a failure to meet the Uptime Service Level, as set out in this Schedule; and

“Service Credit Charges” means the Platform Fee (as specified in clause 7.1 (a) of the Statement of Work).

2SERVICE AVAILABILITY

2.1	Subject to the provisions of this Schedule 5, lforium shall provide at least a [***] uptime service availability level in respect of the Software (Uptime Service Level).
2.2	For the avoidance of doubt, the Software will not be considered as "unavailable" during:
2.2.1	Scheduled Maintenance;
2.2.2	Client Responsible Downtime;
2.2.3

outages or disruptions attributable in whole or in part to third parties, including without limitation, internet service providers, Game Providers, payment processors, data centres, server hosting companies and telecommunications companies; or conditions or circumstances that are beyond lforium ‘s control including without limitation third party service providers, geographic or atmospheric conditions, local physical obstructions, software and hardware features or functionalities of personal operating systems; or

2.2.4	an event of Force Majeure (as defined in clause 16.1 of the Agreement).
2.3

If the availability of the Software falls below the Uptime Service Level in a given calendar month, subject to the cap in clause 2.5, the Client shall be entitled to a [***] discount on the next invoice of the Service Credit Charges for each [***] that the availability of the Software falls below the Uptime Service Level (Service Credit).

2.4	The Client shall not be entitled to a Service Credit unless the Client requests it within [***] days of the software-affecting event(s).
2.5	The maximum Service Credit(s) to which the Client may be entitled in a given month is limited in the aggregate to a [***] discount on the next monthly invoice of the Service Credit Charges.
2.6

In the event lforium fails to provide a minimum of a [***] uptime service availability level in a calendar month or in the event lforium fails to provide a minimum of a [***] uptime service availability level in respect of the Software in each of three (3) consecutive calendar months, the Client shall be entitled to terminate this Agreement on written notice to lforium provided such notice is received by lforium within [***] of the end of the relevant third month, and the provisions of clause 11.7 of the Agreement shall apply.

2.7	The Client acknowledges and agrees that the terms of this Schedule 5 relating to Service Credits do not operate by way of penalty and constitute a genuine attempt to pre-estimate loss.
2.8

The provisions of this Schedule 5 state the Client’s full and exclusive right and remedy, and lforium ‘s (including its licensors, agents and subcontractors, if any) only obligation and liability, in respect of any failure to achieve the Uptime Service Levels.

3INTERPRETATION

3.1	All defined terms used in these Service Levels have the same meaning attributed to them in the Agreement.

SCHEDULE 6

DATA PROTECTION

1DEFINITIONS

Applicable Law	means as applicable and binding on the Client, lforium and/or the Services:

(a)          any law, statute, regulation, byelaw or subordinate legislation in force from time to time to which a party is subject and/or in any jurisdiction that the Services are provided to or in respect of;

(b) the common law and laws of equity as applicable to the parties from time to time;

(c) any binding court order, judgment or decree; or

(d)          any applicable direction, policy, rule or order that is binding on a party and that is made or given by any regulatory body having jurisdiction over a party or any of that party’s assets, resources or business;

Appropriate Safeguards	means such legally enforceable mechanism(s) for transfers of Personal Data as may be permitted under Data Protection Laws from time to time;

Data Controller	has the meaning given to that term (or to the term ‘controller’) in Data Protection Laws;

Data Processor	has the meaning given to that term (or to the term ‘processor’) in Data Protection Laws;

Data Protection Laws	means as applicable and binding on the Client, lforium and/or the Services:

(a) the GDPR, and/or any corresponding or equivalent national laws or regulations;

(b) any Applicable Laws replacing, amending, extending, re enacting or consolidating any of the above Data Protection Laws from time to time;

Data Subject	means a natural person who can be identified, directly or indirectly, by the Personal Data;

Data Subject Request	means a request made by a Data Subject to exercise any rights of Data Subjects in respect of the Protected Data under Data Protection Laws;

GDPR	means the General Data Protection Regulation (EU) 2016/679;

International Organisation	means an organisation and its subordinate bodies governed by public international law, or any other body which is set up by, or on the basis of, an agreement between two or more countries;

Personal Data

means any information relating to an identified or identifiable natural person, including an identifier such as a name, an identification number, location data, an online identifier or one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person;

Processing Data Breach	means any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, any Protected Data;

Processing

means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction (and related terms such as process have corresponding meanings);

Processing Instructions	has the meaning given to that term in paragraph 3.1.1;

Protected Data	means Personal Data received from or on behalf of the Client in connection with the performance of lforium’s obligations under this Agreement;

sec

means the standard contractual clauses for the transfer of Personal Data to processors established in third countries, set forth in the European Commission Decision of 5 February 2010, or any such standard contractual clauses amending or replacing the SCC;

Sub-Processor	means another Data Processor engaged by lforium for carrying out processing activities in respect of the Protected Data on behalf of the Client; and

Supervisory Authority

means any local, national or multinational agency, department, official, parliament, public or statutory person or any government or professional body, regulatory or supervisory authority, board or other body responsible for administering Data Protection Laws.

2	Data Processor and Data Controller
2.1	The parties agree that, for the Protected Data, the Client shall be the Data Controller and lforium shall be the Data Processor.
2.2	lforium shall process Protected Data in compliance with the obligations of Data Processors under Data Protection Laws.
2.3

The Client shall comply with all Data Protection Laws in connection with the processing of Protected Data, the Services and the exercise and performance of its respective rights and obligations under this Agreement, including maintaining all relevant regulatory registrations and notifications as required under Data Protection Laws.

2.4	The Client warrants, represents and undertakes, that:
2.4.1

all data sourced by the Client for use in connection with the Services shall comply in all respects, including in terms of its collection, storage and processing (which shall include the Client providing all of the required fair processing information to, and obtaining all necessary consents from, Data Subjects), with Data Protection Laws;

2.4.2	all instructions given by it to lforium in respect of Personal Data shall at all times be in accordance with Data Protection Laws; and
2.4.3	it is satisfied that:

(a)	lforium ‘s processing operations are suitable for the purposes for which the Client proposes to use the Services and engage lforium to process the Protected Data; and
(b)	lforium has sufficient expertise, reliability and resources to implement technical and organisational measures that meet the requirements of Data Protection Laws.
3	Instructions and details of processing
3.1	Insofar as lforium processes Protected Data on behalf of the Client:
3.1.1

unless required to do otherwise by Applicable Law, lforium shall (and shall take steps to ensure each person acting under its authority shall) process the Protected Data only on and in accordance with the Client’s documented instructions as set out in this paragraph 3 and Annex 1 (Data processing details) hereunder, as updated from time to time (Processing Instructions);

3.1.2

notwithstanding any other provision of this Schedule 6, if the law in any EU or EU member state requires lforium to conduct Processing of the Personal Data other than in accordance with the Processing Instructions, such Processing shall not constitute a breach of this Agreement;

3.1.3

if Applicable Law requires it to process Protected Data other than in accordance with the Processing Instructions, lforium shall notify the Client of any such requirement before processing the Protected Data (unless Applicable Law prohibits such information on important grounds of public interest); and

3.1.4	shall promptly inform the Client if lforium becomes aware of a Processing Instruction that, in lforium ‘s opinion, infringes Data Protection Laws, provided that:
(a)	this shall be without prejudice to paragraphs 2.3 and 2.4;
(b)

to the maximum extent permitted by mandatory law, lforium shall have no liability howsoever arising (whether in contract, tort (including negligence) or otherwise) from or in connection with any processing in accordance with the Client’s Processing Instructions.

3.2

The processing of Protected Data to be carried out by lforium under this Agreement shall comprise the processing set out in Annex 1 (Data Processing Details), as may be updated from time to time between the parties.

4	Technical and organisational measures
4.1	lforium shall implement and maintain appropriate technical and organisational measures in relation to the processing of Protected Data as set out in Annex 2 (Technical and organisational measures).
5	Using staff and other processors
5.1

The Client hereby gives lforium a general consent to engage Sub-processors for Processing of Protected Data on behalf of the Client. lforium shall provide information regarding the identity of the Sub-processor to the Client before transferring any Protected Data to the new Sub processor. Following receipt of such information the Client shall notify lforium that it consents to sharing Protected Data to the new Sub-processor. If the Client does not object to the Sub processor within fourteen days of receiving the information, the Client shall be deemed to have accepted the Sub-processor. If the Client has raised a reasonable objection to the new Sub processor, and the parties have failed to agree on a solution within reasonable time, the Client shall have the right to terminate this Agreement with a notice period determined by the Client, without prejudice to any other remedies available under law or contract. During the notice period, lforium shall not transfer any Protected Data to the Sub-processor. If the parties have not agreed a solution nor has the Client terminated this Agreement within 30 days of lforium ‘s notification lforium shall have the right to transfer Protected Data to the new Sub-processor. Notwithstanding the receipt of the Client’s consent to engage a Sub-process, lforium shall remain liable for any actions performed by any Sub-processor on behalf of lforium.

5.2

lforium shall enter into appropriate written agreements with all of its Sub-processors on terms substantially similar to this Schedule 6. lforium shall remain primarily liable to the Client for the performance or non-performance of the Sub-processor’s obligations.

5.3	Upon the Client’s request, lforium is obliged to provide information regarding any Sub processor, including name, address and the Processing carried out by the Sub-processor.
6	Assistance with the Client’s compliance and Data Subject rights
6.1

lforium shall refer all Data Subject Requests it receives to the Client within three Business Days of receipt of the request, provided that if the number of Data Subject Requests exceeds ten per calendar year, the Client shall pay lforium ‘s charges calculated at lforium ‘s then prevailing time and materials rates for professional services or such other charges as may, at the relevant time, be agreed by the parties in writing (“Charges”), for recording and referring the Data Subject Requests in accordance with this paragraph 6.1.

6.2

lforium shall provide such reasonable assistance as the Client reasonably requires (taking into account the nature of processing and the information available to lforium ) to the Client in ensuring compliance with the Client’s obligations under Data Protection Laws with respect to:

6.2.1	security of processing;
6.2.2	data protection impact assessments (as such term is defined in Data Protection Laws);
6.2.3	prior consultation with a Supervisory Authority regarding high risk processing; and
6.2.4	notifications to the Supervisory Authority and/or communications to Data Subjects by the Client in response to any Personal Data Breach,

and the Client shall pay lforium’s Charges for providing the assistance in this paragraph 6.2.

7	International data transfers
7.1

If the Processing carried out by lforium includes the transfer of Personal Data to a country outside of the EEA which is not recognised by the European Commission to have an adequate level of protection in accordance with Data Protection Law, the Client and lforium shall enter into a supplementary agreement containing the SCC. This will not apply if all such transfers are made to Sub-processors as described in the following paragraph.

7.2

If Processing of Personal Data under this Agreement includes the transfer of Personal Data to a Sub-processor located in a country outside of the EEA which is not recognised by the European Commission to have an adequate level of protection in accordance with Data Protection Law, lforium shall be entitled and obligated to enter into a supplementary agreement with the Sub-processor containing the sec, in the name and on behalf of the Client or on behalf of all the lforium ‘s Clients, before any Personal Data is transferred to such Sub-processor. lforium shall provide the Client with a copy of such signed SCC agreement. The agreement with the Sub-processor need not include the SCC if the Sub-processor is a Privacy Shield participant, and as long as the EU-US Privacy Shield Framework has not been adjudged, by any relevant court or Supervisory Authority, not to provide an adequate level of data protection.

7.3	If and to the extent this Agreement and the sec are inconsistent, the provisions of the sec shall prevail.
8	Records, information and audit
8.1	lforium shall maintain, in accordance with Data Protection Laws binding on lforium, written records of all categories of processing activities carried out on behalf of the Client.

8.2

lforium shall, in accordance with Data Protection Laws, make available to the Client such information as is reasonably necessary to demonstrate lforium ‘s compliance with its obligations under Article 28 of the GDPR (and under any Data Protection Laws equivalent to that Article 28), and allow for and contribute to audits, including inspections, by the Client (or another auditor mandated by the Client) for this purpose, subject to the Client:

8.2.1	giving lforium reasonable prior notice of such information request, audit and/or inspection being required by the Client;
8.2.2

ensuring that all information obtained or generated by the Client or its auditor(s) in connection with such information requests, inspections and audits is kept strictly confidential (save for disclosure to the Supervisory Authority or as otherwise required by Applicable Law);

8.2.3

ensuring that such audit or inspection is undertaken during normal business hours, with minimal disruption to lforium’s business, the Sub-Processors’ business and the business of other Clients of lforium , and Client shall pay lforium’s reasonable costs for assisting with the provision of information and allowing for and contributing to inspections and audits.

9	Breach notification
9.1	In respect of any Personal Data Breach involving Protected Data, lforium shall, without undue delay:
9.1.1	notify the Client of the Personal Data Breach; and
9.1.2	provide the Client with details of the Personal Data Breach.
10	Deletion or return of Protected Data and copies
10.1

lforium shall, at the Client’s written request, either delete or return all the Protected Data to the Client in such form as the Client reasonably requests within a reasonable time after the earlier of:

10.1.1	the end of the provision of the relevant Services related to processing; or
10.1.2	once processing by lforium of any Protected Data is no longer required for the purpose of lforium ‘s performance of its relevant obligations under this Agreement,

and delete existing copies (unless storage of any data is required by Applicable Law and, if so, lforium shall inform the Client of any such requirement).

ANNEX 1 TO SCHEDULE 6

DATA PROCESSING DETAILS

Under Data Protection Law, lforium shall only Process Personal Data in accordance with Client’s Processing Instructions. This document forms part of the Processing Instructions, directing lforium on the scope, nature, and purpose when Processing Personal Data on behalf of the Client.

The Processing Instructions may be amended in writing by agreement between the parties from time to time.

1.	SCOPE OF PROCESSING

The Processor shall Process Personal Data hereunder exclusively within the scope of the provision of the Service.

2.	PURPOSE OF PROCESSING.

The Processor shall Process Personal Data only for the purpose of providing the Client with the benefit of the Software, Services and Deliverables and to manage the Game Products.

3.	CATEGORIES OF DATA SUBJECTS

Employees (past and present) of

Operators Employees of potential Operators

Players

4.	TYPES OF PERSONAL DATA

Employees (past and present) of Operators/ Employees of potential Operators

Name

Business Address

Work Phone Number

Mobile Number

E-mail Address

Skype Details

Players

IP Address

Country Code

Residence

Username/Nickname/Email

Operator Account ID

DOB

Gender

5.	SPECIAL CATEGORIES OF PERSONAL DATA

None

6.	PROCESSING ACTIVITIES

These include:

Collection

Registration

Aggregating

Storing

Accessing, reading or consultation

Erasure or destruction

7.	DURATION OF PROCESSING

Personal Data shall not be Processed for a period longer than is necessary for serving its purpose. In respect of all Processing activities other than storage of the Personal Data, the Processing shall cease on expiry or termination of the Services.  In relation to storage of the Personal Data, the Processing shall cease within 7 years following termination or expiry of the Services.

8.	SUB-PROCESSOR

lforium has engaged sub-processor(s) for carrying out specific Processing activities on behalf of the Client, namely:

[***]

9.PROCESSING LOCATION

Processing takes place in the following country/countries: [***]

ANNEX 2 TO SCHEDULE 6

TECHNICAL AND ORGANISATIONAL MEASURES

lforium have implemented:

a number of appropriate technical and organizational measures designed to protect Personal Data against accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Data, appropriate to the harm that might result from the unauthorized or unlawful processing or accidental loss, destruction or damage and the nature of the data to be protected, having regard to the state of technological development and the cost of implementing any measures referred to in Article 32(1) of the GDPR (or any equivalent provision under Applicable Data Protection Laws).

processes for regularly testing, assessing and evaluating the effectiveness of technical and organizational measures for ensuring the security of the Processing to ensure the protection of the Personal Data Processed from any accidental or unlawful destruction, loss, deterioration, unauthorized disclosure or access and any other unlawful form of Processing or Personal Data Breach.

physical and technical security measures either directly or through its 3 party providers (datacentre and network partners), which include but are not limited to:

Physical perimeter fencing

CCTV

Biometric controls

Identity checking at the point of entry Firewalls

Switches

DDoS detection and prevention